Exhibit 99.1

February 23, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Reschedules 2020 Year End Earnings Conference Call for February 26 and Sets Record Date for 2021 Annual Meeting of Shareholders

    TULSA, Okla. – Feb. 23, 2021 – ONE Gas, Inc. (NYSE: OGS) will release its fourth quarter and full year 2020 financial results after the market closes on Thursday, Feb. 25, 2021. The ONE Gas executive management team will participate in a conference call the following day, Friday, Feb. 26, 2021, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on the ONE Gas website.

Event:	ONE Gas fourth quarter and full year 2020 earnings conference call and webcast
Date and Time:	11 a.m. Eastern, Feb. 26, 2021
10 a.m. Central
Phone Number:	Dial 800-377-9510, pass code 6389251
Webcast Access:	www.onegas.com/investors and select Events and Presentations

    A replay of the call will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6389251.

    Additionally, ONE Gas will hold its 2021 Annual Meeting of Shareholders on Thursday, May 27, 2021, at 9 a.m. Central Daylight Time. The meeting will also be audio webcast on the ONE Gas website, www.onegas.com. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 30, 2021.

Event:	2021 Annual Meeting of Shareholders
Date and Time:	Thursday, May 27, 2021, at 9 a.m. CDT
Location:	First Place Tower, 15 E. Fifth Street, Tulsa, Okla.
Webcast Access:	www.onegas.com/investors and select Events and Presentations

ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas
-more-

ONE Gas Reschedules 2020 Year End Earnings Conference Call for February 26 and
Sets Record Date for 2021 Annual Meeting of Shareholders

distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

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